UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014 (May 29, 2014)

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street Suite 1400

Phoenix, Arizona 85004

(Address of Principal Executive Offices, Zip Code)

(602) 389-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On May 29, 2014, Western Alliance Bancorporation (the “Company”) changed its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion, dated May 29, 2014 (the “Plan of Conversion”). The Reincorporation was accomplished by the filing of (i) articles of conversion (the “Nevada Articles of Conversion”) with the Nevada Secretary of State, and (ii) a certificate of conversion (the “Delaware Certificate of Conversion”), a certificate of incorporation (the “Delaware Certificate of Incorporation”) and a Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series B (the “Delaware Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Plan of Conversion, the Company also adopted new bylaws (the “Delaware Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at its 2014 Annual Meeting of Stockholders held on May 20, 2014 (the “Annual Meeting”). Upon the effectiveness of the Reincorporation:

•	the affairs of the Company ceased to be governed by Nevada corporation laws and the Company’s existing articles of incorporation and bylaws, and became subject to Delaware corporation laws, the Delaware Certificate of Incorporation and the Delaware Bylaws;

•	each outstanding share of the Nevada corporation’s capital stock converted into an outstanding share of the Delaware corporation’s capital stock, and each outstanding option, warrant or right to acquire shares of the Nevada corporation’s common stock converted into an option, warrant or right to acquire shares of the Delaware corporation’s common stock with the same terms and conditions;

•	each outstanding restricted share or performance share of the Nevada corporation’s common stock converted into an equivalent restricted share or performance share of the Delaware corporation’s common stock with the same terms and conditions;

•	each employee benefit, stock option or other similar plan of the Nevada corporation continued to be an employee benefit, stock option or other similar plan of the Delaware corporation; and

•	each director and officer of the Nevada corporation continued to hold his or her respective position with the Delaware corporation.

Certain rights of the Company’s stockholders were also changed as a result of the Reincorporation, as described in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2014, under the section entitled “Proposal 2 – Approval of Change of State of Incorporation from Nevada to Delaware – Comparison of Stockholders’ Rights Before and After the Reincorporation,” which description is incorporated in its entirety herein by reference.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation itself did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing descriptions of the Plan of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Certificate of Designation and the Delaware Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of

Incorporation, the Delaware Certificate of Designation and the Delaware Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3, 3.4 and 3.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Reincorporation, the Company also adopted a new form of common stock certificate, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Plan of Conversion, dated May 29, 2014.

3.1	Articles of Conversion, as filed with the Nevada Secretary of State on May 29, 2014.

3.2	Certificate of Conversion, as filed with the Delaware Secretary of State on May 29, 2014.

3.3	Certificate of Incorporation, as filed with the Delaware Secretary of State on May 29, 2014.

3.4	Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series B, as filed with the Delaware Secretary of State on May 29, 2014.

3.5	Bylaws, effective May 29, 2014.

4.1	Form of Common Stock Certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION

Date: June 3, 2014	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Plan of Conversion, dated May 29, 2014.

3.1	Articles of Conversion, as filed with the Nevada Secretary of State on May 29, 2014.

3.2	Certificate of Conversion, as filed with the Delaware Secretary of State on May 29, 2014.

3.3	Certificate of Incorporation, as filed with the Delaware Secretary of State on May 29, 2014.

3.4	Certificate of Designation of Non-Cumulative Perpetual Preferred Stock, Series B, as filed with the Delaware Secretary of State on May 29, 2014.

3.5	Bylaws, effective May 29, 2014.

4.1	Form of Common Stock Certificate.